Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Mitch Haws
(949) 231-3061	(949) 231-3223

Skyworks Exceeds Q4 FY16 Expectations

•	Delivers Revenue of $835.4 Million, Up 11% Sequentially

•	GAAP Operating Margin 34.9%; Non-GAAP Operating Margin 38.1%

•	GAAP Diluted EPS $1.31; Non-GAAP Diluted EPS $1.47

•	Generates Record Cash Flow from Operations of $455.0 Million

•	Repurchases 3 Million Shares

•	Guides to 7% to 9% Sequential Revenue Growth

IRVINE, Calif., Nov. 3, 2016 - Skyworks Solutions, Inc. (NASDAQ: SWKS) an innovator of high performance analog semiconductors connecting people, places and things, today reported fourth fiscal quarter and year-end results for the period ending September 30, 2016. Revenue for the fourth fiscal quarter was $835.4 million, up 11 percent sequentially, exceeding the Company’s guidance and consensus estimates.
On a GAAP basis, operating income for the fourth fiscal quarter of 2016 was $291.9 million with diluted earnings per share of $1.31. On a non-GAAP basis, operating income was $318.4 million with non-GAAP diluted earnings per share of $1.47, $0.04 better than the Company’s guidance and consensus estimates. Cash flow from operations for the quarter was $455.0 million.
For fiscal year 2016, revenue was a record $3.3 billion with GAAP diluted earnings per share of $5.18 and cash flow from operations of $1.1 billion. Non-GAAP diluted earnings per share for fiscal year 2016 was $5.57.
“As our results and outlook reflect, Skyworks is capitalizing on the strength of both Mobile and Internet of Things ecosystems,” said Liam K. Griffin, president and chief executive officer of Skyworks. “Specifically, we are in the midst of a dramatic sea change in the usage case for wireless technologies and the way they are transforming how we live, work and play. As a virtual hub for e-commerce, enterprise to the cloud, social media, gaming and entertainment, mobile devices are rapidly evolving to address the massive demand for data and speed across an increasingly crowded spectrum. Skyworks is resolving this daunting complexity with customized system-level solutions to ultimately improve the user experience with higher levels of efficiency, enhanced streaming capabilities and expanded network coverage. As a result, we are well positioned to continue delivering above-market growth, profitability and shareholder value.”

Fourth Fiscal Quarter Business Highlights

•	Leveraged SkyOne® across Huawei’s Honor 8 global platform

•	Powered Google’s flagship Pixel 4G LTE smartphones

•	Secured multiple 4G LTE design wins with leading Chinese OEMs including Asus, Gionee, HTC, Meizu, Oppo, Xiaomi and ZTE

•	Commenced volume production of diversity receive and antenna tuner solutions

•	Supported Amazon’s Echo and Tap virtual assistant devices

•	Enabled Netgear’s Orbi router with connectivity and analog control ICs

•	Launched linear power amplifiers in support of small cell ramps in China

•	Delivered integrated 4G LTE modules for Jaguar and Land Rover automobiles

•	Ramped vehicle-to-vehicle communication modules for Alps

•	Captured ZigBee® content in Trilliant’s smart grid communication systems

•	Designed into a premier medical imaging OEM for MRI applications

•	Integrated GPS, connectivity and switching solutions for GoPro drones
First Fiscal Quarter 2017 Outlook
We provide earnings guidance solely on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

“Entering fiscal year 2017, we are leveraging our scale, customer partnerships and differentiated system solutions to capture increasing content per platform across mobile connectivity and Internet of Things applications,” said Kris Sennesael, senior vice president and chief financial officer of Skyworks. “Accordingly, for the first fiscal quarter of 2017, we anticipate our revenue to be up 7 to 9 percent sequentially with operating leverage driving non-GAAP diluted earnings per share of $1.58.”
Dividend Payment
Skyworks’ Board of Directors declared a cash dividend of $0.28 per share of the Company’s common stock, payable on December 8, 2016 to stockholders of record at the close of business on November 17, 2016.

Skyworks’ Fourth Fiscal Quarter 2016 Conference Call
Skyworks will host a conference call with analysts to discuss its fourth fiscal quarter 2016 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks' website. To listen to the conference call via telephone, please call (800) 230-1059 (domestic) or (612) 234-9959 (international), confirmation code: 403485.
Playback of the conference call will begin at 9:00 p.m. Eastern time on November 3, and end at 9:00 p.m. Eastern time on November 10. The replay will be available on Skyworks' website or by calling (800) 475-6701 (domestic) or (320) 365-3844 (international), access code: 403485.

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.
Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (NASDAQ: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement
This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (e.g., certain projections and business trends) and plans for dividend payments. Forward-looking statements can often be identified by words such as “anticipates," “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic downturns; our reliance on several key customers for a large percentage of our sales; losses or curtailments of purchases or payments from key customers or the timing of customer inventory adjustments; uncertainty regarding global economic and financial market conditions; unfavorable changes in product mix; shorter-than-expected product life cycles; our ability to develop, manufacture and market innovative products in a highly price-competitive and rapidly changing technological environment; our ability to rapidly develop new products and avoid product obsolescence; fluctuations in the manufacturing yields of our third-party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; lengthy product development cycles that impact the timing of new product introductions; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the quality of our products and any remediation costs; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; changes in laws, regulations and/or policies that could adversely affect either (i) the economy and our customers’ demand for our products or (ii) the financial markets and our ability to raise capital; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; and other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.

The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
(in millions, except per share amounts)	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Net revenue	$835.4	$880.8	$3,289.0	$3,258.4
Cost of goods sold	411.0	444.6	1,623.8	1,703.9
Gross profit	424.4	436.2	1,665.2	1,554.5
Operating expenses:
Research and development	73.2	82.4	312.4	303.2
Selling, general and administrative	53.3	47.4	195.9	191.3
Amortization of intangibles	6.4	8.3	33.4	33.5
Restructuring and other (income) charges	(0.4)	0.5	4.8	3.4
Total operating expenses	132.5	138.6	546.5	531.4
Operating income	291.9	297.6	1,118.7	1,023.1
Other (expense) income, net	(0.8)	(1.4)	(6.6)	0.5
Merger termination fee	—	—	88.5	—
Income before income taxes	291.1	296.2	1,200.6	1,023.6
Provision for income taxes	44.3	67.0	205.4	225.3
Net income	$246.8	$229.2	$995.2	$798.3

Earnings per share:
Basic	$1.33	$1.21	$5.27	$4.21
Diluted	$1.31	$1.18	$5.18	$4.10
Weighted average shares:
Basic	185.7	189.6	188.7	189.5
Diluted	188.8	194.8	192.1	194.9

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Year Ended
(in millions)	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
GAAP gross profit	$424.4	$436.2	$1,665.2	$1,554.5
Share-based compensation expense [a]	1.9	3.9	11.3	14.5
Acquisition-related expenses [b]	(0.4)	—	1.4	0.2
Non-GAAP gross profit	$425.9	$440.1	$1,677.9	$1,569.2
GAAP gross margin %	50.8%	49.5%	50.6%	47.7%
Non-GAAP gross margin %	51.0%	50.0%	51.0%	48.2%

	Three Months Ended		Year Ended
(in millions)	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
GAAP operating income	$291.9	$297.6	$1,118.7	$1,023.1
Share-based compensation expense [a]	19.7	25.5	78.0	99.9
Acquisition-related expenses [b]	0.3	2.3	7.5	8.4
Amortization of intangibles [c]	6.4	8.3	33.4	33.5
Restructuring and other (income) charges [d]	(0.4)	0.5	4.8	3.4
Litigation settlement gains, losses and expenses [e]	(0.1)	0.9	1.7	3.0
Deferred executive compensation [f]	0.6	0.1	0.6	0.1
Non-GAAP operating income	$318.4	$335.2	$1,244.7	$1,171.4
GAAP operating margin %	34.9%	33.8%	34.0%	31.4%
Non-GAAP operating margin %	38.1%	38.1%	37.8%	36.0%

	Three Months Ended		Year Ended
(in millions)	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
GAAP net income	$246.8	$229.2	$995.2	$798.3
Share-based compensation expense [a]	19.7	25.5	78.0	99.9
Acquisition-related expenses [b]	0.3	2.3	7.5	8.4
Amortization of intangibles [c]	6.4	8.3	33.4	33.5
Restructuring and other (income) charges [d]	(0.4)	0.5	4.8	3.4
Litigation settlement gains, losses and expenses [e]	(0.1)	0.9	1.7	3.0
Deferred executive compensation [f]	0.6	0.1	0.6	0.1
Merger termination fee [g]	—	—	(88.5)	—
Interest expense on seller-financed debt [h]	0.1	0.3	1.1	1.3
Tax adjustments [i]	4.2	29.0	35.4	80.0
Non-GAAP net income	$277.6	$296.1	$1,069.2	$1,027.9

	Three Months Ended		Year Ended
	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
GAAP net income per share, diluted	$1.31	$1.18	$5.18	$4.10
Share-based compensation expense [a]	0.11	0.13	0.41	0.51
Acquisition-related expenses [b]	—	0.01	0.04	0.04
Amortization of intangibles [c]	0.03	0.04	0.17	0.17
Restructuring and other (income) charges [d]	—	—	0.02	0.02
Litigation settlement gains, losses and expenses [e]	—	0.01	0.01	0.01
Deferred executive compensation [f]	—	—	0.01	—
Merger termination fee [g]	—	—	(0.46)	—
Interest expense on seller-financed debt [h]	—	—	0.01	0.01
Tax adjustments [i]	0.02	0.15	0.18	0.41
Non-GAAP net income per share, diluted	$1.47	$1.52	$5.57	$5.27

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, and (iv) non-GAAP diluted earnings per share. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management's ability to make forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income and non-GAAP diluted earnings per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP net income and non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of intangibles, restructuring-related charges, litigation settlement gains, losses and expenses, certain deferred executive compensation, merger termination fees, interest expense on seller-financed debt and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, share-based compensation expense and acquisition-related expenses. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of intangibles, restructuring-related charges, litigation settlement gains, losses and expenses and certain deferred executive compensation. We calculate non-GAAP net income and diluted earnings per share by excluding from GAAP net income and diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of intangibles, restructuring-related charges, litigation settlement gains, losses and expenses, certain deferred executive compensation, merger termination fees, interest expense on seller-financed debt and certain tax items. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses - including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related professional fees, deemed compensation expenses and interest expense on seller-financed debt, because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring-Related Charges - because, to the extent such charges impact a period presented, we believe that they have no direct correlation to our future business operations and including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges are incurred.

Litigation Settlement Gains, Losses and Expenses - including gains, losses and expenses related to the resolution of other-than-ordinary-course threatened and actually filed lawsuits and other-than-ordinary-course contractual disputes, because (1) they are not considered by management in making operating decisions, (2) such litigation has been infrequent in nature, (3) such gains, losses and expenses are generally not directly controlled by management, (4) we believe such gains, losses and expenses do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (5) the amount of such gains or losses and expenses can vary significantly between companies and make comparisons less reliable.

Deferred Executive Compensation - including charges related to any contingent obligation pursuant to an executive severance agreement, because we believe the period over which the obligation is amortized may not reflect the period of benefit and that such expense has no direct correlation with our recurring business operations and including such expenses does not accurately reflect the compensation expense for the period in which incurred.

Merger Termination Fees - because we believe such non-recurring fees have no direct correlation to our business operations or performance during the period in which they are received or for any future period.

Certain Income Tax Items - including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward-looking estimates of non-GAAP diluted earnings per share for the first quarter of our 2017 fiscal year (“Q1 2017”). We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of Q1 2017 GAAP diluted earnings per share to a forward-looking estimate of Q1 2017 non-GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q1 2017 (other than estimated share-based compensation expense of $0.11 to $0.13 per diluted share, certain tax items of $0.04 to $0.10 per diluted share and estimated amortization of intangibles of $0.03 to $0.06 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles or goodwill), unanticipated acquisition-related expenses, unanticipated litigation settlement gains, losses and expenses and other unanticipated non-recurring items not reflective of ongoing operations. We believe the probable significance of these unknown items, in the aggregate, to be in the range of $0.00 to $0.05 in quarterly earnings per diluted share on a GAAP basis. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a]
These charges represent expense recognized in accordance with ASC 718 - Compensation, Stock Compensation. For the three months ended September 30, 2016, approximately $1.9 million, $8.3 million and $9.5 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the fiscal year ended September 30, 2016, approximately $11.3 million, $32.2 million and $34.5 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

For the three months ended October 2, 2015, approximately $3.9 million, $11.6 million and $10.0 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the fiscal year ended October 2, 2015, approximately $14.5 million, $45.5 million and $39.9 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b]
The acquisition-related expenses recognized during the three months and fiscal year ended September 30, 2016, include a $0.4 million credit and a $1.4 million charge, respectively, to cost of goods sold related to the sale of acquired inventory and $0.7 million and $6.1 million, respectively, in general and administrative expenses primarily associated with acquisitions completed or contemplated during the periods.

The acquisition-related expenses recognized during the fiscal year ended October 2, 2015, include a $0.2 million charge to cost of goods sold related to the sale of acquired inventory. The acquisition-related expenses recognized during the three months and fiscal year ended October 2, 2015, include $2.3 million and $8.2 million, respectively, in general and administrative expenses primarily associated with acquisitions completed or contemplated during the periods.

[c]	During the three months and fiscal year ended September 30, 2016, the Company incurred $6.4 million and $33.4 million, respectively, in amortization of intangibles.
During the three months and fiscal year ended October 2, 2015, the Company incurred $8.3 million and $33.5 million, respectively, in amortization of intangibles.

[d]
During the three months and fiscal year ended September 30, 2016, the Company incurred a $0.4 million credit and a $4.8 million charge, respectively, in employee severance costs primarily related to restructuring plans that were implemented during the periods.

During the three months and fiscal year ended October 2, 2015, the Company incurred $0.5 million and $3.4 million, respectively, in employee severance costs primarily related to restructuring plans that were implemented during the periods.

[e]
During the three months and fiscal year ended September 30, 2016, the Company recognized a $0.1 million credit and $1.7 million charge, respectively, primarily related to general and administrative expenses associated with ongoing litigation(s).

During the three months and fiscal year ended October 2, 2015, the Company recognized a $0.9 million and a $3.0 million charge, respectively, primarily related to general and administrative expenses associated with ongoing litigation(s).

[f]	During the three months and fiscal year ended September 30, 2016, the Company incurred $0.6 million in deferred executive compensation expenses.

During the three months and fiscal year ended October 2, 2015, the Company incurred $0.1 million in deferred executive compensation expenses.

[g]
During the fiscal year ended September 30, 2016, PMC-Sierra, Inc. (“PMC”), notified the Company on November 23, 2015, that it had terminated the Amended and Restated Agreement and Plan of Merger entered into between the parties in order to accept a superior acquisition proposal. As a result, on November 24, 2015, PMC paid the Company a $88.5 million merger termination fee.

[h]
During the three months and fiscal year ended September 30, 2016, the Company recognized $0.1 million and $1.1 million, respectively, in interest expense associated with the accretion of the present value of the $76.5 million liability related to the future purchase of the remaining 34% interest in the joint venture between the Company and Panasonic. The Company acquired the remaining 34% interest from Panasonic on August 1, 2016.

During the three months and fiscal year ended October 2, 2015, the Company recognized $0.3 million and $1.3 million, respectively, in interest expense associated with the accretion of the present value of the $76.5 million liability related to the future purchase of the remaining 34% interest in the joint venture between the Company and Panasonic.

[i]
During the three months and fiscal year ended September 30, 2016, these amounts primarily represent the use of net operating loss and research and development tax credit carryforwards, deferred tax expense not affecting taxes payable, tax deductible share-based compensation expense in excess of GAAP share-based compensation expense, the tax attributable to the merger termination fee, the release of previously reserved items that are no longer required as a result of the IRS audits, and non-cash expense (benefit) related to uncertain tax positions.

During the three months and fiscal year ended October 2, 2015, these amounts primarily represent the use of net operating loss and research and development tax credit carryforwards, deferred tax expense not affecting taxes payable, tax deductible share-based compensation expense in excess of GAAP share-based compensation expense and non-cash expense (benefit) related to uncertain tax positions.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	September 30, 2016	October 2, 2015
Assets
Current assets:
Cash and cash equivalents	$1,083.8	$1,043.6
Accounts receivable, net	416.6	538.0
Inventory	424.0	267.9
Other current assets	77.7	65.2
Property, plant and equipment, net	806.3	826.4
Goodwill and intangible assets, net	940.3	901.7
Other assets	106.7	76.6
Total assets	$3,855.4	$3,719.4

Liabilities and Equity
Current liabilities:
Accounts payable	$110.4	$291.1
Accrued and other current liabilities	99.8	172.8
Other long-term liabilities	103.8	96.3
Stockholders’ equity	3,541.4	3,159.2
Total liabilities and equity	$3,855.4	$3,719.4

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Year Ended
(in millions)	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Cash flow from operating activities
Net income	$246.8	$229.2	$995.2	$798.3
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	19.7	25.5	78.0	99.8
Depreciation	54.8	45.9	214.4	162.3
Amortization of intangible assets	6.4	8.3	33.4	33.5
Contribution of common shares to savings and retirement plans	6.7	7.8	18.0	20.9
Deferred income taxes	(1.5)	0.8	—	(3.9)
Excess tax benefit from share-based compensation	1.4	(7.1)	(43.7)	(57.3)
Other	0.1	(0.4)	0.3	0.5
Changes in operating assets:
Receivables, net	153.4	(158.1)	121.4	(222.2)
Inventory	13.4	4.6	(147.3)	3.6
Other current and long-term assets	(13.2)	(21.2)	(20.4)	(39.2)
Accounts payable	(71.3)	63.1	(181.5)	90.5
Other current and long-term liabilities	38.3	34.3	27.9	106.0
Net cash provided by operations	455.0	232.7	1,095.7	992.8
Cash flow from investing activities
Capital expenditures	(15.7)	(150.8)	(189.3)	(430.1)
Acquisitions, net of cash acquired	(0.6)	(0.4)	(55.6)	(24.6)
Purchased intangibles	(5.5)	—	(6.0)	—
Net cash used in investing activities	(21.8)	(151.2)	(250.9)	(454.7)
Cash flow from financing activities
Payment for obligations associated with business combinations	(76.5)	—	(76.5)	—
Excess tax benefit from share-based payments	(1.4)	7.1	43.7	57.3
Dividends paid	(52.2)	(49.3)	(201.0)	(123.1)
Repurchase of common stock — share repurchase program	(198.6)	(111.0)	(525.6)	(237.3)
Repurchase of common stock - payroll tax withholdings on equity awards	(0.4)	(0.8)	(73.3)	(54.2)
Proceeds from exercise of stock options	6.0	10.1	28.1	57.0
Net cash used in financing activities	(323.1)	(143.9)	(804.6)	(300.3)
Net increase (decrease) in cash and cash equivalents	110.1	(62.4)	40.2	237.8
Cash and cash equivalents at beginning of period	973.7	1,106.0	1,043.6	805.8
Cash and cash equivalents at end of period	$1,083.8	$1,043.6	$1,083.8	$1,043.6